Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is made and entered into as of June 5, 2023 by Driven Brands Shared Services LLC, a Delaware limited liability company (the “Company”), and Tiffany Mason, a resident of the State of North Carolina (“Employee” or “Mason”).

Employee has been employed by the Company under the terms of an Employment Agreement between the Company and Employee dated February 17, 2020, as amended by an Amendment to Employment Agreement dated November 3, 2022 (collectively, as amended, the “Employment Agreement”). Capitalized terms used in this Agreement without definition have the respective meanings specified in the Employment Agreement.

The Company has terminated Employee’s employment effective May 4, 2023. The parties now wish to confirm the terms of Employee’s separation from the Company.

1. Acknowledgment of Separation.

(a) Company and Employee acknowledge and agree that Employee’s employment was terminated effective as of May 4, 2023 (the “Separation Date”). Regardless of whether or not this Agreement becomes effective, Company will pay Employee all wages earned through and including the Separation Date, less applicable taxes, withholdings, and deductions. Employee will also be reimbursed for any approved business expenses incurred through the Separation Date, in accordance with Company policy.

(b) After the Separation Date, Employee will not represent herself as being an employee, officer, director, agent or representative of the Company, Driven Brands Holdings Inc. (“Parent”) or any of their respective affiliates for any purpose. Employee also hereby resigns from any and all positions that she may hold as an officer or director of Parent or any of Parent’s subsidiaries or affiliates effective as of the Separation Date.

(c) The Separation Date will be the employment termination date for Employee for all purposes, meaning Employee will no longer be entitled to any further compensation, monies or other benefits from the Company, including coverage under any benefit plans or programs sponsored by the Company, except as expressly provided under this Agreement, as provided by the terms of such plans or as required by law.

2. Consideration.

(a) In consideration of Employee: (i) signing, returning, not timely revoking and complying with the other terms, conditions, covenants and promises in this Agreement and the release attached hereto as Exhibit A (the “Release”) and the Lock-Up Agreement attached hereto as Exhibit B; and (ii) complying with all terms, conditions, covenants and promises in the Employment Agreement (including, without limitation Section 5 thereof), the Company will (A) pay Employee severance in the aggregate amount of $550,000 (which reflects Employee’s annual base salary as in effect immediately prior to the Separation Date), payable in equal installments over a period of 12 months in accordance with the Company’s normal payroll practices, commencing with the first payroll period following the Effective Date, (B) accelerate the vesting of the Accelerated Vesting Performance RSAs (as defined in Section 5), Accelerated Vesting Performance Top-Up Options (as defined in Section 5), Accelerated Vesting Time RSAs (as defined in Section 5) and Accelerated Vesting Time Top-Up Options (as defined in Section 5), and (C) allow the continued vesting eligibility for the Continued Eligible Vesting Performance RSAs (as defined in Section 5) and Continued Eligible Vesting Performance Top-Up Options (as defined in Section 5).

(b) All payments and consideration under this Agreement are subject to applicable taxes, withholding and deductions.

(c) Without prejudice to Employee’s entitlement to accrued vested benefits, effective as of the Separation Date, Employee’s participation in Company benefit plans will cease in accordance with the terms of such plans unless continuation of participation is specifically provided for under the terms and provisions of such plans. Employee will have the right to elect to continue health insurance coverage under COBRA in accordance with the Company’s standard practices and policies, at Employee’s expense. Information about Employee’s right to continue health coverage under COBRA will be sent under separate cover.

(d) Employee represents and warrants that, except as otherwise provided herein, Employee has been paid and/or received all vacation, compensation, wages, bonuses, overtime, termination pay, awards, commissions, and/or benefits to which Employee may have been entitled and that no other remuneration, payments, or benefits are due to Employee from Parent, the Company, or any direct or indirect subsidiary of Parent. Employee further represents and warrants that she has been granted all leave (paid or unpaid) to which she may have been entitled under applicable federal, state, and local laws, including the federal Family and Medical Leave Act, and that she has not been discriminated or retaliated against due to her exercise of rights, if any, under the state and/or federal Family and Medical Leave Act. Employee further affirms that she has no known workplace injuries or occupational diseases.

3. No Admission of Liability.

This Agreement is not intended to be, and shall not be construed as, any admission of liability or wrongdoing of any kind by the Company or any of the other members of the Company Group (as defined in Exhibit A). Moreover, Employee represents and warrants that she is not aware of any act, failure to act, practice, policy, or activity of the Company or any of the other members of the Company Group that she considers to be or to have been unlawful or potentially unlawful.

4. Confidentiality.

Employee represents and warrants that she has not divulged any Confidential Information (as that term is defined in the Employment Agreement) of the Company or any of the other members of the Company Group.

5. Equity Interests.

(a) Parent has previously granted and Employee currently holds the following: (i) 24,118 shares of unvested time-based restricted common stock in Parent (“Common Stock” and such shares, the “Unvested Time RSAs”); (ii) 113,981 shares of performance-based restricted stock (assuming 100% performance), all of which were unvested as of the Separation Date (the “Unvested Performance RSAs”); (iii) time-based top-up options to purchase 131,276 shares of Common Stock, of which 67,497 were vested (the “Vested Time Top-Up Options”) and the remaining 63,779 were unvested (the “Unvested Time Top-Up Options”); (iv) performance-based top-up options to purchase 262,098 shares of Common Stock (assuming 100% performance), of which at the Separation Date all were unvested (the “Unvested Performance Top-Up Options”); (v) a retention option to purchase 300,000 shares of Common Stock, all of which were unvested as of the Separation Date (the “Unvested Retention Options”); (vi) 21,847 unvested restricted stock units (the “Unvested RSUs”) and (vii) 52,781 unvested performance stock units (the “Unvested PSUs”).

(b)

(i) Subject to Employee complying with the terms of this Agreement and Employee executing and delivering the Release and the Lock-Up Agreement, effective within ten business days after the Effective Date (as defined in the Release), Parent shall accelerate the vesting of (A) 37,615 shares of the Unvested Performance RSAs (the “Accelerated Vesting Performance RSAs”), (B) Unvested Performance Top-Up Options to purchase 86,493 shares of Common Stock (the “Accelerated Vesting Performance Top-Up Options”), (C) 1,299 shares of the Unvested Time RSAs (the “Accelerated Vesting Time RSAs”) and (D) Unvested Time Top-Up Options to purchase 11,269 shares of Common Stock (the “Accelerated Vesting Time Top-Up Options”).

(ii) Subject to Employee complying with the terms of this Agreement and Employee executing and delivering the Release and the Lock-Up Agreement, for a period starting on the Separation Date and ending on the second annual anniversary of the Separation Date (the “2 Year Eligible Period”), Employee shall be eligible to continue to vest in (A) up to 56,990 shares of Unvested Performance RSAs (the “Continued Eligible Vesting Performance RSAs”) and (B) Unvested Performance Top-Up Options to purchase up to 131,049 shares of Common Stock (the “Continued Eligible Vesting Performance Top-Up Options”), in each case in accordance with the original vesting requirements contained in the applicable plans and award agreements (including that Roark Capital and its affiliates own less than 50% of the outstanding Common Stock and the applicable IRR threshold(s) are satisfied), but there shall be no forfeiture of the Continued Eligible Vesting Performance RSAs or Continued Eligible Vesting Performance Top-Up Options solely because of Employee’s lack of “Continuous Service” (as defined in the applicable award agreements and governing plans) during the 2 Year Eligible Period. Immediately after the expiration of the 2 Year Eligible Period without any action by the parties, all shares of Continued Eligible Vesting Performance RSAs and all Continued Eligible Vesting Performance Top-Up Options that did not vest during the 2 Year Eligible Period shall automatically be canceled and forfeited for no consideration.

(iii) Effective as of the Separation Date, and pursuant to the award agreements evidencing the same, the Unvested Time RSAs (other than the Accelerated Vesting Time RSAs ), Unvested Performance RSAs (other than the Accelerated Vesting Performance RSAs and the Continued Eligible Vesting Performance RSAs), Unvested Time Top-Up

Options (other than the Accelerated Vesting Time Top-Up Options), Unvested Performance Top-Up Options (other than the Accelerated Vesting Performance Top-Up Options and the Continued Eligible Vesting Performance Top-Up Options), Unvested Retention Options, Unvested RSUs and Unvested PSUs are cancelled and forfeited for no consideration; provided, however, that the Unvested Performance RSAs (other than the Accelerated Vesting Performance RSAs and Continued Eligible Vesting Performance RSAs) and Unvested Performance Top-Up Options (other than the Accelerated Vesting Performance Top-Up Options and Continued Eligible Vesting Performance Top-Up Options), will remain eligible to vest for a period of six months after the Separation Date pursuant to Section 3(c)(i) of Exhibit A to the applicable option agreements and restricted stock award agreements (such agreements, collectively, the “6 Month Tail Equity Agreements”). In accordance with Section 3(b) of the applicable options agreements, Employee has 90 days from the Separation Date to exercise the Vested Time Top-Up Options or those will expire (such provisions in those option agreements, the “90 Day Exercise Clauses”). Employee shall have 90 days from the effective date of the Company accelerating the vesting of the Accelerated Vesting Performance Top-Up Options and Accelerated Vesting Time Top-Up Options (such date, the “Top-Up Option Accelerated Vesting Date”) to exercise the Accelerated Vesting Performance Top-Up Options and Accelerated Vesting Time Top-Up Options or those will expire. Employee shall have 90 days from the applicable vesting date of the Continued Eligible Vesting Performance Top-Up Options during the 2 Year Eligible Period to exercise any Continued Eligible Vesting Performance Top-Up Options that vest or those will expire. Other than as expressly set forth in this Agreement, nothing in this Section 5 is intended to modify or amend the terms of the applicable agreements and plans governing any of the equity awards referenced above, including the 6 Month Tail Equity Agreements, and those applicable agreements and plans shall continue to govern the terms of those equity awards.

(c) Except as provided herein, Employee agrees that the Company has not granted Employee any equity interests in the Company or any member of the Company Group and employee holds no other equity awards in Parent except as set forth above.

6. Covenants.

Employee acknowledges that she is subject to: (a) the restrictive covenants set forth in the Employment Agreement, including provisions regarding confidentiality obligations, non-competition, and non-solicitation of franchisees and employees and non-disparagement; and (b) the cooperation covenant in Section 5(g) of the Employment Agreement (collectively subsections (a) and (b), the “Employment Agreement Covenants”). The Employment Agreement Covenants will survive termination of Employee’s employment with the Company in accordance with the terms of the Employment Agreement. In addition, Employee shall comply with Section 2 of the Release (and such covenant is incorporated by reference herein).

7. Return of Company Property.

To the extent not already returned, within three business days of the date of this Agreement, Employee will return to the Company all property of the Company Group, including (without limitation) all files, customer and prospective customer lists, management reports, drawings, memoranda, forms, financial data and reports, recordings, emails, letters, other communications, and all other documents obtained or created by Employee in connection with Employee’s employment with the Company (including all copies, summaries, and compilations of the foregoing, and including all notes, records and other materials of or relating to the Company or its customers), all computers, laptops, monitors, docking stations, keyboards, external hard drives, televisions, handheld devices, cradles, printers and other electronic or computer devices or accessories in Employee’s possession or control, and all of the equipment and other materials of the Company Group in Employee’s possession or under Employee’s control (including any credit cards, telephones, office equipment, software or similar items), and any and all other proprietary data or objects acquired through the Employee’s employment with the Company. Employee acknowledges and agrees that all documents, data, e-mails or other communications or information, whether residing on the Company Group’s systems, servers or computers or otherwise, or which Employee created or received on behalf of the Company Group, are the Company Group’s property, and that Employee has not and will not take, copy, destroy, delete or in any way negatively affect or compromise any such document, data, e-mail or other communication or information.

8. Entire Agreement.

Employee and the Company acknowledge and agree that this Agreement constitutes a full, final, and complete settlement of the subject matter hereof and supersedes and replaces any and all other written or oral exchanges, agreements, understandings, arrangements, or negotiations between them relating to the subject matter hereof, except the surviving provisions of the Employment Agreement and the plan documents governing the equity interests described in the Section of this Agreement titled “Equity Interests,” which shall remain in full force and effect after the Separation Date. The parties warrant and represent that there are no other prior or contemporaneous agreements, exchanges, representations, arrangements, or understandings, written or oral, between them relating to the subject matter hereof other than that as set forth herein, and that this Agreement contains the sole and entire agreement between them with respect to the subject matter hereof. In entering into this Agreement, Employee is not relying on any promises, agreements, commitments, arrangements, undertakings, representations, or understandings of any kind or nature not expressly set forth in this Agreement. Employee and the Company further acknowledge and agree that language proposed for, deleted from, or otherwise changed in any drafts of this Agreement but not included herein, will not in any way affect the rights and obligations of the parties.

9. Construction.

The terms of this Agreement have resulted from the arm’s length negotiations of the parties and each of the parties has had an opportunity to obtain and consult with their own counsel. Each party has participated in the drafting and in the preparation of this Agreement. Hence, in any construction of this Agreement, the same shall not be construed against either party on the basis that the party was the drafter. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties. As used in this Agreement, “including” means “including, without limitation” in each instance.

10. Modification.

No provision of this Agreement may be changed, altered, modified, or amended except in writing signed by Employee and a duly authorized representative of the Company, which writing shall specifically reference this Agreement and the provision that the parties intend to change, alter, modify, or amend.

11. Third Party Beneficiaries.

The parties acknowledge and agree that all members of the Company Group are intended third party beneficiaries of this Agreement with full rights to enforce this Agreement.

12. Counterparts Acceptable.

This Agreement may be executed electronically and/or in two or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

13. Applicable Law/Forum Selection.

This Agreement is governed by and will be construed in accordance with the laws of the State of North Carolina, irrespective of its choice-of-law rules. While it is the intention of the parties that the Section of this Agreement titled “Arbitration Agreement” be fully enforced, to the extent any judicial action is required in aid of that Section or otherwise, or in the event of an action to enforce the Employment Agreement Covenants, the parties agree that any such action must be filed exclusively in the state or federal courts with jurisdiction over Charlotte, North Carolina, and the parties hereby consent to the personal jurisdiction and venue of such courts.

14. Service of Legal Process.

Employee agrees to accept service of legal process related to this Agreement by e-mail followed by ordinary mail, or by ordinary mail, to the most current e-mail or actual address provided by Employee.

15. Successors and Assignees of the Company Group.

This Agreement inures to the benefit of the successors and assignees of the Company and all other members of the Company Group.

16. Headings and Captions.

The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provision of this Agreement.

17. Waiver.

The waiver by the Company of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

18. Arbitration Agreement.

(a) Except for an action by the Company for injunctive relief with respect to any breach of this Agreement or as otherwise required by law, all disputes arising under or related to this Agreement or the Employment Agreement (including its revocability or voidability for any cause, the scope of arbitrable issues, and any defense based upon waiver, estoppel, or laches), Employee’s employment with the Company, or Employee’s separation from employment with the Company must be resolved by binding arbitration in Atlanta, Georgia pursuant to the Federal Arbitration Act, 9 U.S.C. § 1. The arbitration shall be administered by the American Arbitration Association (the “AAA”) in accordance with the Employment Arbitration Rules and Mediation Procedures of the AAA in effect at the time the demand for arbitration is received by the AAA (the “AAA Rules”). In the event of any conflict or inconsistency between the AAA Rules and the terms of this Agreement, the terms of this Agreement shall govern. Either party may bring an action in court to compel arbitration under this Agreement or to confirm, vacate, or enforce an arbitration award.

(b) Discovery in the arbitration shall presumptively be limited to three (3) depositions (including experts), ten (10) interrogatories (including subparts), and twenty (20) document requests (including subparts) by or to each party. The arbitrator shall have the authority to order such further discovery as the arbitrator considers necessary to a full and fair exploration of the issues in dispute, consistent with the expedited nature of arbitration. Dispositive motions shall be allowed without any required prior showing of cause or likelihood of success. In considering the relevancy, materiality, and admissibility of evidence, the arbitrator shall take into account, among other things, applicable principles of legal privilege, including the attorney-client privilege, the work product doctrine, the self-evaluative privilege, and appropriate protection of the Company Group’s trade secrets, personnel records, and other confidential or proprietary information.

(c) To the maximum extent permitted by law, and except where expressly prohibited by law, the parties agree that arbitration on an individual basis pursuant to this arbitration agreement is the exclusive remedy for any claims that might otherwise be brought on a class, collective, or representative action basis. Except as otherwise required under applicable law or as agreed in writing by the parties, the parties expressly intend and agree that: (i) class, collective, and representative action procedures shall not be asserted, nor will they apply, in any arbitration pursuant to this Agreement; (ii) Employee will not assert class, collective, or representative action claims against the Company or Company Group in arbitration or otherwise; (iii) the arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding; and (iv) Employee will submit her own individual claims in arbitration and will not seek to represent the interests of any other person.

19. Notices.

All notices and all other communications given under this Agreement must be in writing and shall be deemed to have been duly given when: (i) personally delivered; (ii) mailed by United States registered or certified mail postage prepaid; (iii) sent via a nationally recognized overnight courier service; or (iv) sent via email to the recipient, in each case as follows:

If to the Company:	c/o Driven Brands, Inc.
440 S. Church Street, Suite 700
Charlotte NC 28202
Attention: General Counsel
Email: scott.omelia@drivenbrands.com

If to Employee:	Tiffany Mason
18827 Flat Shoals Drive
Charlotte NC 28031
Email: tiffany.l.masoncpa@gmail.com

or such other address or addresses as either party hereto designates by notice in writing to the other party hereto.

20. Section 409A.

Payments pursuant to this Agreement are intended to comply with or be exempt from Section 409A of the Internal Revenue Code and accompanying regulations and other binding guidance promulgated thereunder (“Section 409A”), and the provisions of this Agreement will be administered, interpreted and construed accordingly. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409 A. Employee agrees that Employee will be solely responsible for payment of all taxes due with respect to all payments and benefits made under this Agreement and the Employment Agreement.

21. Severability; Reformation.

If any provision (or portion of a provision) of this Agreement or the Release is held to be unenforceable, the remainder this Agreement and Release shall remain in full force and effect; provided, however, if the general release in the Release is deemed to be illegal, void or unenforceable, Employee agrees to enter into a valid release satisfactory to the Company. If any of the Employment Agreement Covenants are found by an arbitrator or a court of competent jurisdiction to be overly broad or otherwise unenforceable as written, it is the intent of the parties that the court or arbitrator will modify or reform any such covenant to allow it to be enforced to the maximum extent permitted by law and to enforce the covenant as so modified or reformed.

22. Counsel.

Employee is hereby advised in writing to consult an attorney before signing this Agreement. Employee acknowledges and agrees that Employee has been advised by Employee’s own counsel before signing this Agreement, or has had a reasonable opportunity to do so.

23. Costs of Enforcement.

Except as prohibited by applicable law, the prevailing party in any action brought under this Agreement, including any action to enforce the provisions of the Section of this Agreement titled “Equity Interests,” the Employment Agreement Covenants, or the Section of this Agreement titled “Arbitration Agreement,” shall be awarded and the non-prevailing party shall pay the prevailing party’s attorneys’ fees and related expenses (including all arbitration filing and administration fees as well as all fees and expenses of the arbitrator). The Company shall be considered the prevailing party if it successfully enforces the provisions the Section of this Agreement titled “Equity Interests” or the Employment Agreement Covenants in whole or in part. If a party files a claim and subsequently withdraws it, that party will be considered the non-prevailing party for purposes of this Section.

24. Assignment.

This Agreement may not be assigned by Employee. This Agreement may be assigned by the Company without Employee’s consent. This Agreement shall be binding on and inure to the benefit of the Company and its successors and assigns.

25. Permitted Disclosures.

(a) Notwithstanding any other provision of this Agreement, nothing in this Agreement or the Employment Agreement shall be construed to prevent or limit Employee from: (i) responding truthfully to a valid subpoena; (ii) filing a charge or complaint with, or participating in any investigation conducted by, a governmental agency including without limitation the Department of Labor, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, and/or any state or local human rights agency; (iii) filing a complaint with or participating in an investigation conducted by the National Labor Relations Board; (iv) engaging in communications that constitute concerted activities for the purpose of collective bargaining or other mutual aid or protection of employees; (v) exercising any other applicable rights under Section 7 of the National Labor Relations Act; (vi) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or any other public benefits; (vii) speaking with law enforcement or an attorney retained by Employee; or (viii) filing, testifying, or participating in or otherwise assisting in a proceeding relating to, or reporting, an alleged violation of any federal, state, or municipal law relating to fraud or any rule, regulation, or investigation of a governmental agency (including, but not limited to, the Securities Exchange Commission (“SEC”)), or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Prior authorization of the Company shall not be required to make any reports or disclosures under this Section. Nevertheless, Employee acknowledges and agrees that by virtue of the release set forth above, Employee has waived any relief available to Employee (including without limitation, monetary damages, equitable relief, and reinstatement) under any of the claims and/or causes of action waived in this Agreement. Therefore, except as set forth herein, Employee agrees not to seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement. This Agreement does not, however, waive or release Employee’s right to receive a whistleblower award from the SEC for information provided to the SEC.

(b) Employee is hereby notified that under the Defend Trade Secrets Act: (i) no individual will be held criminally or civilly liable under federal or state trade secret law for disclosure of a trade secret (as defined in the Economic Espionage Act) that is: (A) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law or (B) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (ii) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

26. Employee’s Understanding.

BY SIGNING BELOW, EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE: (A) HAS CAREFULLY READ THIS AGREEMENT IN ITS ENTIRETY; (B) IS HEREBY ADVISED BY THE EMPLOYER TO CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT; (C) FULLY UNDERSTANDS THE SIGNIFICANCE OF ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND HAS DISCUSSED THEM WITH AN ATTORNEY OF HER CHOICE, OR HAS HAD A REASONABLE OPPORTUNITY TO DO SO; (D) IS SIGNING THIS AGREEMENT KNOWINGLY, VOLUNTARILY AND OF HER OWN FREE WILL AND HAS NOT BEEN INDUCED BY ANY FRAUD, MISREPRESENTATION, PROMISE, OR A THREAT TO WITHDRAW OR ALTER THE OFFER; AND (E) AGREES TO ABIDE BY ALL THE TERMS, CONDITIONS AND PROMISES CONTAINED HEREIN.

[Signature Page Follows]

WHEREFORE, the parties enter into this Agreement and, by so signing, represent and warrant that they have the authority to sign on behalf of the person or entity for whom they are signing.

DRIVEN BRANDS SHARED SERVICES LLC

By:	/s/ Scott O’Melia
Name:	Scott O’Melia
Title:	Executive Vice President, General Counsel and Secretary
Date:	6/5/2023

Tiffany Mason

/s/ Tiffany Mason

Date: 6/5/23

Exhibit A

RELEASE

In accordance with the Employment Agreement between Driven Brands Shared Services LLC (the “Company”) and Tiffany Mason (“Mason”) dated February 17, 2020, as amended by the Amendment to Employment Agreement dated November 3, 2022 between the Company and Mason (collectively, as amended, the “Employment Agreement”), and the Separation Agreement and General Release dated as of June 5, 2023 between the Company and Mason (the “Separation Agreement”), the parties hereby agree as follows:

1. Capitalized terms used in this release (this “Release”) without definition have the same meanings set forth in the Separation Agreement.

2. In exchange for the consideration described in Sections 2(a) and 5 of the Separation Agreement (the sufficiency of which is hereby acknowledged) Mason, on her own behalf and on behalf of her descendants, dependents, heirs, executors, successors, administrators and permitted assigns, past and present, in exchange for the consideration and other benefits to be provided to the undersigned under the Separation Agreement (the sufficiency of which is hereby acknowledged), hereby covenants not to sue or pursue any litigation (or, except as provided in the Section of the Separation Agreement titled “Permitted Disclosures,” file any charge with any Federal, state or local administrative agency), arbitration or other proceeding against, and waives, releases and discharges Driven Brands Holdings Inc. (“Parent”), the Company and each of their respective assigns, affiliates, subsidiaries, parents, predecessors and successors, and the past and present shareholders, employees, officers, directors, members, managers, partners, representatives, attorneys, agents, and employee benefit plans of any of them (collectively, the “Company Group”), from any and all claims, demands, rights, judgments, defenses, actions, charges or causes of action whatsoever, of any and every kind and description, whether known or unknown, accrued or not accrued, that Mason ever had, now has or shall or may have or assert (collectively, the “Released Claims”) as of the date this Release is executed by Mason, against any member of the Company Group, including, without limiting the generality of the foregoing, any claims, demands, rights, judgments, defenses, actions, charges or causes of action related to employment or termination of employment or that arise out of or relate in any way to the Age Discrimination in Employment Act of 1967 (ADEA), the Older Workers Benefit Protection Act, the National Labor Relations Act, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Genetic Information Nondiscrimination Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Occupational Safety and Health Act, the Sarbanes-Oxley Act of 2002, the False Claims Act, the Dodd-Frank Act, the Worker Adjustment and Retraining Notification Act, the Delaware Discrimination in Employment Act, the Delaware Persons With Disabilities Employment Protection Act, the Delaware Whistleblowers’ Protection Act, the Delaware Wage Payment and Collection Act, the Delaware Fair Employment Practices Act, the Delaware Volunteer Emergency Responders Job Protection Act, Delaware’s social media law, the North Carolina Persons with Disabilities Protection Act, the North Carolina Retaliatory Employment Discharge Act, the North Carolina Equal Employment Practices Act, North Carolina

anti-discrimination laws (including, but not limited to, N.C.G.S. § 95-28.1; N.C.G.S. § 95-28.1A; N.C.G.S. § 95-28.2; N.C.G.S. § 130A-148(i); N.C.G.S. § 9-32; N.C.G.S. §§ 127A-201 to 127A-203); the North Carolina Wage and Hour Act, the Non-Discrimination and Anti-Retaliation Provisions of the North Carolina Workers’ Compensation Law (each and all of the foregoing as amended) and other federal, state and local laws relating to discrimination on the basis of any protected class, all claims under federal, state or local laws for express or implied breach of contract, wrongful discharge, defamation, intentional and/or negligent infliction of emotional distress, any other tort or contract claim, any claims under the Employment Agreement, and any related claims for attorneys’ fees and costs; provided, however, that nothing herein shall release: (i) any member of the Company Group from any of its obligations to Mason under the Separation Agreement, including (A) the obligations to accelerate vesting of the Accelerated Vesting Performance RSAs, Accelerated Vesting Performance Top-Up Options, Accelerated Vesting Time RSAs and Accelerated Vesting Time Top-Up Options, (B) the right to exercise the Accelerated Vesting Performance Top-Up Options and Accelerated Vesting Time Top-Up Options on or before the Top-Up Option Accelerated Vesting Date, and (C) the continued eligibility during the 2 Year Eligible Period to vest in the Continued Eligible Vesting Performance RSAs and Continued Eligible Vesting Performance Top-Up Options; (ii) any rights Mason may have to indemnification under any charter or by-laws or written indemnification agreement (or similar documents) of any member of the Company Group; (iii) with respect to the Unvested Performance RSAs (other than the Accelerated Vesting Performance RSAs and the Continued Eligible Vesting Performance RSAs) and the Unvested Performance Top-Up Options (other than the Accelerated Vesting Performance Top-Up Options and the Continued Eligible Vesting Performance Top-Up Options), the applicable provisions of the 6 Month Tail Equity Agreements; (iv) with respect to the Vested Time Top-Up Options, the applicable 90 Day Exercise Clauses; (v) Mason’s other vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans as of the Separation Date; (vi) claims that may first arise after the date Mason signs this Release; (vii) any rights Mason may have to unemployment insurance or workers’ compensation benefits; or (viii) any claims which may not be released as a matter of law. Mason further agrees that this Release may be pleaded as a full defense to any action, suit, arbitration or other proceeding covered by the terms hereof which is or may be initiated, prosecuted or maintained by Mason or her descendants, dependents, heirs, executors, successors, administrators and permitted assigns. Mason understands and confirms that she is executing this Release voluntarily and knowingly. In addition, Mason is not precluded by this Release from filing a charge with any relevant federal, state or local administrative agency, but Mason agrees to waive Mason’s rights with respect to any monetary or other financial relief arising from any such administrative proceeding, to the extent permitted by law. Nothing in this Release prevents Mason from challenging or seeking a determination in good faith of the validity of this waiver and release under the ADEA (but no other portion of this Release), nor will this Release be construed to waive any future claims under the ADEA.

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3. In consideration for the amounts payable and other benefits to be provided to Mason under the Separation Agreement (including the accelerated vesting of the Accelerated Vesting Performance RSAs, Accelerated Vesting Performance Top-Up Options, Accelerated Vesting Time RSAs and Accelerated Vesting Time Top-Up Options, and the continued eligibility during the 2 Year Eligible Period to vest in Continued Eligible Vesting Performance RSAs and Continued Eligible Vesting Performance Top-Up Options), Mason agrees to reasonably cooperate, at the expense of the Company Group, with the members of the Company Group with respect to all litigation, investigations or other proceedings relating to the activities of the Company and its affiliates during the period of Mason’s employment with the Company including being available to give depositions and to be a witness at trial, help in preparation of any legal documentation and provide affidavits and any advice or support that the Company or any affiliate thereof may request of Mason in connection with such claims, investigations or proceedings.

4. In furtherance of the agreements set forth above, Mason hereby expressly waives and relinquishes any and all rights under any applicable statute, doctrine or principle of law restricting the right to release claims which Mason does not know or suspect to exist at the time of executing a release, which claims, if known, may have materially affected Mason’s decision to give such a release. In connection with such waiver and relinquishment, Mason acknowledges that she is aware that she may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which she now knows or believes to be true, with respect to the matters released herein. Nevertheless, it is the intention of Mason to fully, finally and forever release all such matters, and all claims relating thereto which now exist, may exist or theretofore have existed as of the date of this Release, as specifically provided herein. Mason acknowledges and agrees that this waiver is an essential and material term of the release contained above. Nothing in this Section is intended to expand the scope of the release as specified herein.

5. Mason acknowledges and agrees that she has entered into this Release knowingly and willingly and has had ample opportunity to consider the terms and provisions of this Release. Mason further acknowledges that she has read this Release carefully, has been advised by the Company in writing to, and has in fact consulted with an attorney (or has been given a reasonable opportunity to do so), and fully understands that by signing below she is giving up certain rights which she may have to sue or assert a claim against any of the Company Group, as described above.

6. Mason represents and warrants that Mason has not assigned, transferred, sold, or hypothecated any of the Released Claims. Mason shall indemnify and hold harmless the members of the Company Group from and against any liability or loss, and for any cost, expense (including attorneys’ fees), judgment, or settlement, based on or arising out of any breach of this Release by Mason; provided, however, that nothing in this Release shall prohibit Mason from challenging the validity of Mason’s release and waiver of claims under the ADEA.

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7. Mason understands that the general release set forth herein includes a release of any claims Mason may have against the members of the Company Group under the ADEA. Mason further understands and agrees that:

(i) No rights or claims are released or waived that might arise after Mason signs this Release;

(ii) Mason has twenty-one (21) days from Mason’s receipt of this Release within which to consider whether or not to sign it, and may sign this Release any time after the Separation Date during the 21-day consideration period (and any extensions of such 21-day period granted via writing or email by the General Counsel of the Company);

(iii) Mason has seven (7) days following Mason’s signature of this Release to revoke the Release by delivering written notice to the Company’s Executive Vice President and General Counsel at Scott.O’melia@drivenbrands.com;

(iv) Provided that Mason timely signs and returns the Separation Agreement and this Release and the Lock-Up Agreement, and does not timely revoke her acceptance, this Release and the Separation Agreement and Lock-Up Agreement will become effective on the eighth (8th) day after it is signed (the “Effective Date”);

(v) Any changes made to the Separation Agreement or this Release or the Lock-Up Agreement, whether material or immaterial, during the twenty-one (21)-day consideration period do not restart the running of this period;

(vi) If Mason does not timely sign and return the Separation Agreement and this Release and the Lock-Up Agreement, or if she timely revokes her acceptance, they will be null and void and Mason will not be entitled to the consideration described in the Separation Agreement; and

(vii) Mason is advised to consult with an attorney before signing this Release.

TIFFANY MASON

/s/ Tiffany Mason

Date:	6/5/23

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Exhibit B

LOCK-UP AGREEMENT

In accordance with Section 5(b) of the Separation Agreement and General Release dated as of June 5, 2023 between Driven Brands Shared Services LLC (the “Company”) and Tiffany Mason (“Mason” and such agreement, the “Separation Agreement”), the parties hereby agree as follows:

1. Capitalized terms used in this Lock-Up Agreement (this “Agreement”) without definition have the same meanings set forth in the Separation Agreement.

2. In exchange for the consideration described in Section 5(b) of the Separation Agreement regarding the accelerated vesting of the Accelerated Vesting Performance RSAs, Accelerated Vesting Performance Top-Up Options, Accelerated Vesting Time RSAs and Accelerated Vesting Time Top-Up Options and the continued eligibility during the 2 Year Eligible Period to vest in the Continued Eligible Vesting Performance RSAs and the Continued Eligible Vesting Performance Top-Up Options (the sufficiency of which is hereby acknowledged), Mason hereby agrees, that without the prior written consent of the Company, Mason will not during the period commencing on the effective date of the acceleration of the vesting of the Accelerated Vesting Performance RSAs, Accelerated Vesting Performance Top-Up Options, Accelerated Vesting Time RSAs and Accelerated Vesting Time Top-Up Options (such date, the “Acceleration Date”) and ending 365 days thereafter (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock acquired by Mason in open market transactions after the Acceleration Date;

(b) transfers of shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or to a trust the beneficiaries of which are exclusively the undersigned or immediate family members of the undersigned;

(c) transactions relating to shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;

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(d) transfers of shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock by will or intestacy;

(e) the exercise of any vested options;

(f) transfers of shares of Common Stock to the Company upon the exercise of outstanding options on a “cashless” or “net” basis only in an amount necessary to cover tax withholding obligations or the exercise price of options of the undersigned in connection with such exercise; and

(g) transfers of any shares of Common Stock acquired by Mason (i) from the vesting during the 2 Year Eligible Period of any Continued Eligible Vesting Performance RSAs or (ii) from the exercise of any Continued Eligible Vesting Performance Top-Up Options that vest during the 2 Year Eligible Period;

provided that (A) in the case of any transfer pursuant to clauses (b), (c) and (d) above, each donee, transferee or pledgee shall sign and deliver a lock-up letter substantially in the form of this Agreement, and (B) in the case of clause (e) above, that any shares of Common Stock received upon such exercise shall be subject to all of the restrictions set forth in this Agreement (but subject to the exception in clause (g) for shares of Common Stock from the exercise of any Continued Eligible Vesting Performance Top-Up Options that vest during the 2 Year Eligible Period.

The undersigned understands that the Company is relying upon this Agreement in consideration of the benefits provided to Mason under Section 5 of the Separation Agreement. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

TIFFANY MASON

/s/ Tiffany Mason

Date:	6/5/23

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